UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 10, 2026

Duolingo, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40653	45-3055872
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
5900 Penn Avenue
Pittsburgh, Pennsylvania 15206
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (412) 567-6602

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	DUOL	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 10, 2026, the Board of Directors (the “Board”) of Duolingo, Inc. (the “Company”) increased the size of the Board from nine to ten directors and appointed Sallie Krawcheck to serve as a Class I director on the Company’s Board and as a member of its Audit, Risk and Compliance Committee ("Audit Committee"), in each case, effective immediately. Ms. Krawcheck will serve for a term expiring at the Company’s annual meeting of stockholders to be held in 2028 and until her successor is duly elected and qualified or until her earlier death, resignation, disqualification or removal.

Ms. Krawcheck is eligible to participate in the Company’s Non-Employee Director Compensation Program. Her director compensation includes: (i) an annual cash retainer of $45,000 for serving on the Board, paid quarterly in arrears (prorated based on her service during the 2026 fiscal year); (ii) an annual cash retainer of $10,000 for serving on the Audit Committee, paid quarterly in arrears (prorated based on her service during the 2026 fiscal year), (iii) an initial award of restricted stock units (“RSUs”) equal to $450,000 divided by the closing price of the Company’s Class A common stock on the date Ms. Krawcheck commences service on the Board (the “Initial RSU Award”) which will vest as to 50% of the Initial RSU Award on the first anniversary of the grant date, 25% of the Initial RSU Award on the second anniversary of the grant date, and the remaining 25% on the third anniversary of the grant date, subject to her continued service on the Board through each such vesting date; (iv) a prorated annual RSU award equal to $180,000 divided by the closing price of the Company’s Class A common stock on the date Ms. Krawcheck commences service on the Board which will vest on the earlier of the first anniversary of the grant date or immediately prior to the next annual meeting of the Company’s stockholders following the grant date, in either case, subject to her continued service on the Board through such vesting date and (v) an annual RSU award granted on the date of the Company’s annual meeting of stockholders, provided she has served on the Board for at least six months prior to such annual meeting and will continue serving following such meeting, in an amount equal to $215,000 divided by the closing price of the Company’s Class A common stock on the grant date which will vest in full on the earlier of the first anniversary of the grant date or immediately prior to the next annual meeting of the Company’s stockholders following the grant date, in either case, subject to her continued service on the Board through such vesting date.

Ms. Krawcheck is expected to enter into the Company’s standard form indemnification agreement in the form filed as Exhibit 10.12 to the Company’s Registration Statement on Form S-1/A (File No. 333-257483) filed with the Securities and Exchange Commission on July 19, 2021.

Item 7.01 Regulation FD Disclosure.

On August 10, 2026, the Company issued a press release announcing the appointment of Ms. Krawcheck. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this Item 7.01 by reference.

The information in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated August 10, 2026
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUOLINGO, INC.

Date: August 10, 2026	By:	/s/ Gillian Munson
Gillian Munson Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)